 EXHIBIT 99.1

 DARLING INTERNATIONAL INC. TO ACQUIRE VION INGREDIENTS FROM VION HOLDING N.V.

October 7, 2013 - IRVING, Texas - Darling International Inc. (NYSE: DAR), a leading provider of rendering, recycling and recovery solutions to the nation’s food industry, today announced that it has entered into a definitive agreement to acquire the shares (other than certain minority interests) of Vion Ingredients, a division of Vion Holding N.V. (a member of the Vion Food Group), for approximately €1.6 billion in cash. Closing is anticipated in January 2014 subject to customary regulatory approvals and finalization of the required employee consultations in the Netherlands. Vion Ingredients is a worldwide leader in the development and production of specialty ingredients from animal origin for applications in pharmaceuticals, food, feed, pet food, fertilizer and bio-energy. Vion Ingredients’ global network of 58 facilities on five continents covers all aspects of animal by-product processing through six brands including Rendac (rendering), Sonac (proteins, fats, edible fats and blood products), Ecoson (green power), Rousselot (gelatin), CTH (natural casings), and Best Hides (hides).
Vion Ingredients was formed in 1930 and is headquartered in Son en Breugel, the Netherlands. Vion Ingredients employs approximately 5,700 people with revenues of approximately €1.6 billion and €200 million in EBITDA for FY2012. For the trailing 12 months through June 30, 2013, reported revenues were €1.687 billion with approximately €210 million of EBITDA.
Vion Ingredients’ rendering business has leading positions across Europe with operations in the Netherlands, Belgium, Germany, Poland and Italy under the Rendac and Sonac brand names. Value added products include edible fats, blood products and plasma meals, bone products, protein meals and fats. Rousselot is the leading market provider of gelatin for the food, pharmaceuticals, and pet food industries with operations in the United States, Europe, South America and China. CTH is a market leader in natural casings for the sausage business with operations in the United States, Europe and China.
Randall C. Stuewe, Darling International’s Chairman and CEO said, “Our vision of creating a sustainable ingredients business for a growing population is well on its way. The combination of Vion Ingredients with Darling International will create the global leader in converting edible and inedible bio-nutrients streams into specialty products and ingredients for the food, feed, fuel, fertilizer and pharmaceutical industries. We are truly excited to have the opportunity to join forces with the Vion Ingredients management team and bring this transformational platform to our suppliers, customers and employees. Furthermore, this transaction will further diversify Darling International’s revenue and EBITDA profile both geographically and from a product line point of view. ”

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Vion Ingredients, its brands and geographies will continue to be led by CEO Dirk Kloosterboer. In addition to his current responsibilities, upon closing, Dirk will be named Chief Operating Officer of Darling International and be appointed to the Darling International Board of Directors. Dirk Kloosterboer commented, "We are very excited to become part of the Darling International group and its heritage. Under its new ownership, we will be able to execute our growth ambitions and provide our employees, customers and suppliers with a unique global platform, driving further product innovation and penetration of new markets."
Darling plans to finance the transaction through a combination of bank debt, public debt and equity, and expects this purchase, excluding one-time charges, before synergies, and pro forma for financing to be immediately accretive to earnings per share. The Company was exclusively advised by J.P. Morgan Securities LLC. J.P. Morgan Securities LLC, Goldman Sachs, and BMO Capital Markets provided committed financing in support of the transaction. K&L Gates and Clifford Chance served as legal counsel.
Darling International will host a conference call to discuss the agreement this morning, Monday, October 7, 2013 at 8:30 a.m. Eastern Time (7:30 a.m. Central Time). To listen to the conference call, participants calling from within North America should dial 877-317-6789; international participants should dial 412-317-6789. Please refer to access code 10034967. Please call approximately ten minutes before the start of the call to ensure that you are connected.
The call will also be available as a live audio webcast that can be accessed on the Company website at http://www.darlingii.com/investors.aspx. Beginning one hour after its completion, a replay of the call can be accessed through October 14, 2013, by dialing 877-344-7529 domestically, or 412-317-0088 if outside North America. The access code for the replay is 10034967. The conference call will also be archived on the Company’s website.

This news release shall not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or other jurisdiction.

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ABOUT DARLING
Darling International Inc. is the largest and only publicly traded provider of rendering and bakery residuals recycling solutions to the nation’s food industry. The Company recycles beef, poultry and pork by-product streams into useable ingredients such as tallow, feed-grade fats, meat and bone meal, poultry meal and hides. The Company also recovers and converts used cooking oil and commercial bakery residuals into valuable feed and fuel ingredients. These products are primarily sold to agricultural, pet food, leather, oleo-chemical and biodiesel manufacturers around the world. In addition, the Company provides grease trap collection services and sells used cooking oil collection equipment to restaurants.
For additional information on Darling International Inc., visit the Company’s website at http://www.darlingii.com.
ABOUT VION FOOD GROUP
VION Food Group is a global food company headquartered in Eindhoven, the Netherlands. VION Food Group is one of the larger food companies in the Netherlands and has operations world-wide. VION is not a listed company and has one shareholder, NCB Ontwikkeling, which is closely affiliated with the Zuidelijke Land-en Tuinbouworganisatie (ZLTO). ZLTO is an association of entrepreneurs with an agricultural background.

{This media release contains forward-looking statements regarding the business operations and prospects of Darling International and industry factors affecting it. These statements are identified by words such as “may,” “will,” “ begin,” “ look forward,” “expect,” “believe,” “intend,” “anticipate,” “should,” “potential,” “estimate,” “continue,” “momentum” and other words referring to events to occur in the future. These statements reflect Darling International's current view of future events and are based on its assessment of, and are subject to, a variety of risks and uncertainties beyond its control, including the fulfillment of all conditions to the closing of the acquisitions of Rothsay and Vion Ingredients , disturbances in world financial, credit, commodities, stock markets and climatic conditions; unanticipated changes in national and international regulations affecting the Company’s products; a decline in consumer confidence and discretionary spending; the general performance of the U.S. and global economies; global demands for bio-fuels and grain and oilseed commodities, which have exhibited volatility, and can impact the cost of feed for cattle, hogs, and poultry, thus affecting available rendering feedstock; risks associated with the renewable diesel plant in Norco, Louisiana owned and operated by a joint venture between Darling International and Valero Energy Corporation including possible unanticipated operating disruptions; risks relating to possible third party claims on intellectual property infringement; economic disruptions resulting from the European debt crisis; and continued or escalated conflict in the Middle East, each of which could cause actual results to differ materially from those projected in the forward-looking statements. Other risks and uncertainties regarding Darling International, its business and the industry in which it operates are referenced from time to time in the Company’s filings with the Securities and Exchange Commission. Darling International is under no obligation to (and expressly disclaims any such obligation to) update or alter its forward-looking statements whether as a result of new information, future events or otherwise.}

For More Information, contact: Melissa A. Gaither, Director Investor Relations	251 O'Connor Ridge Blvd., Suite 300 Irving, TX 75038 Phone: (972) 717-0300